                                                                 EXHIBIT 10.18


     [The Company has entered into agreements substantially similar in all material respects to this agreement. A schedule of such similar agreements is attached to this exhibit.]


                        DISTRIBUTION AGENCY AGREEMENT

     THIS AGREEMENT, made and entered into this 29th day of November, 1989 by and between SATELLINK PAGING INC., a Georgia corporation, with its principal place of business at 12 Perimeter Center East, Suite 1200, Atlanta, GA 30346 (hereinafter referred to as CARRIER) and Southern Connections Inc, with its pricipal place of business at 509 South 7th Street, Opelika, AL 36801 (hereinafter referred to as AGENT).

     WHEREAS, CARRIER is a supplier of telecommunications services utilizing Subsidiary Communications Authorizations ("SCA") of FM broadcast stations and conventional one-way business frequencies and qualifies under Part 90 of the Federal Communications Commission ("FCC") Rules and Regulations to provide paging communications services as a Private Carrier Paging Company ("PCP") in the market areas consisting of the States of Georgia, Alabama, North Carolina, South Carolina, and Mississippi ("Market Area"); and

     WHEREAS, CARRIER is an affiliate of CUE Paging Corporation, a supplier of national telecommunications services using the subcarriers of FM broadcast stations who offer such nationwide services under the service mark of CUE(TM) and will provide to CARRIER, for resale, paging communications services which qualify under Part 90 of the FCC's Rules and Regulations; and

     WHEREAS, the local, statewide, and regional paging services supplied by CARRIER and the nationwide paging services provided to CARRIER for resale by CUE will, hereinafter, be referred to as CARRIER's service or services; and

     WHEREAS, AGENT has applied to CARRIER for the right to act as CARRIER's Distribution Agent, on a non-exclusive, independent basis, for the purpose of selling and distributing to the public, in the area described herein below, the one-way radio communication services provided by CARRIER; and

     WHEREAS, CARRIER desires to accept AGENT's above described application and to act upon it in the manner and to the extent hereinafter provided; and

     WHEREAS, both CARRIER and AGENT recognize the compatible nature of their individual goals in expanding the public acceptance of the communication services offered by CARRIER as well as the benefits which will accrue to the public through the cooperation envisioned by this Agreement in using their respective resources;

     NOW, THEREFORE, in consideration of the foregoing recital and the mutual covenants hereinafter set forth and other good and valuable consideration, it is agreed between CARRIER and AGENT as follows:

     1. CARRIER hereby appoints AGENT as CARRIER's non-exclusive Distribution Agent to promote CARRIER's radio communication services within the territory described in Exhibit A attached hereto and made a part hereof. AGENT agrees not to act as CARRIER's Distribution Agent, or to promote or make any sales of CARRIER's services, outside of said territory. Nor will AGENT make sales to customers within the territory of services to be provided outside of the territory without CARRIER's consent.

     2. AGENT agrees to pay all costs incurred by CARRIER in procuring, developing and maintaining any and all hardware and software, needed to allow CARRIER's paging terminal equipment to accomplish the activation and deletion of paging numbers provided to AGENT, and related billing and record keeping functions.

     3. AGENT acknowledges and agrees that neither CARRIER nor any representative of CARRIER has made any representation, warranty, or guarantee that AGENT will or may derive income under this Agreement, it being distinctly understood that AGENT has entered into this Agreement solely on the basis of AGENT's independent evaluation of the merits and prospects of this transaction and not on the basic of any representations of any type by or on behalf of CARRIER. It is further acknowledged that this Agreement is not made in order to enable AGENT to start a business.

     4. AGENT may at its own expense, market, promote and advertise the radio communication services of CARRIER in an attempt to increase the public's awareness of the range of communication services available for its use. All such material shall include the words "Signal transmission and interconnection provided by Statellink Paging Inc., and affiliate of CUE Paging Corporation". Any Statellink or CUE Nationwide promotional or advertising material shall be first approved by CARRIER, which approval shall not be unreasonably withheld. AGENT acknowledges and understands that CARRIER will not be providing AGENT with a sales or marketing program or with any significant sales or marketing assistance hereunder and that CARRIER is relying on AGENT's ability to promote and sell CARRIER'S services effectively.

     5. AGENT shall be empowered to contact, solicit, contract with, and accept on behalf of CARRIER, in accordance with the terms hereof, subscribers to CARRIER's radio communication services from among all classes of potential users of such service.

     6. All radio communication service provided to subscribers, secured by AGENT, shall be provided by CARRIER pursuant to CARRIER's Private Carrier Paging Status and as outlined in this Agreement. CARRIER's obligations and responsibilities shall be limited solely to those stipulated by and arising from CARRIER's Private Carrier Paging Status and as outlined in this Agreement. AGENT realizes the eligibility requirements on the users of private radio systems. Eligibility is not open to federal or local government units, or to private individuals. Private carriers are required to maintain a current list of paging customers and the basis of their eligibility.

     7. Should CARRIER apply for and be granted a Certificate of Public Convenience and Necessity from any State Public Utility Regulatory Commission ("PUC") allowing CARRIER to become a Radio Common Carrier ("RCC"), all radio communication services provided to subscribers, including those secured by AGENT, shall be provided by CARRIER pursuant to CARRIER's duly filed tariff. CARRIER's obligations and responsibilities shall be limited solely to those stipulated in and arising out of CARRIER's duly filed tariff.

     8. Insofar as CARRIER's radio communication services are concerned, AGENT shall function as a conduit or agent passing through, to the CARRIER, potential subscribers who will be in privity of contract with CARRIER by virtue of their inclusion into the class of users covered by CARRIER's PCP or RCC status. AGENT will at all times give prompt, courteous and efficient service to the public, will be governed in all dealings with members of the public by the highest standards of honesty, integrity and fair dealings, and will do nothing which would tend to discredit, dishonor, reflect adversely upon or in any manner injure the reputation of CARRIER or any other agent of CARRIER.

     9. In addition to AGENT's function as a conduit or AGENT for CARRIER, AGENT shall have the option to sell or lease directly to CARRIER's potential subscribers such communication equipment, maintenance service, associated services and facilities as are compatible with the service offered by CARRIER, after establishing such compatibility of AGENT's equipment. CARRIER shall endeavor to maintain during the term of this Agreement such compatibility so long as the state of the art permits and replacement parts are readily available for CARRIER's equipment. Agent will be given reasonable advance notice of any proposed major changes to CARRIER's system.

     10. Any equipment sale or lease of equipment and such associated services and facilities which the subscriber chooses to purchase or lease directly from AGENT shall be provided separate and apart from the system usage and dispatch offering of CARRIER and CARRIER shall have no responsibility or liability with respect thereto.

     11. AGENT shall maintain a sufficient inventory of spare units, batteries, and associated equipment to insure that the subscriber may anticipate reasonably expeditious repairs and relatively uninterrupted service. In addition, in event that AGENT assumes responsibility for the maintenance and repair of equipment sold or leased by AGENT, then AGENT must maintain the integrity and quality of service to the public by insuring that all maintenance and repair is performed in compliance with FCC standards and requirements and those, if any, established by PUC and that all units are operationally compatible with CARRIER'S system.

     12. AGENT customer contracts will be divided into two classes: Class A customer contracts shall be considered those customer contracts where AGENT has purchased the equipment under contract and rented, leased, or sold said equipment to the customer contracts where AGENT has rented the service, equipment and airtime, from CARRIER and contracted with the subscriber for such service. AGENT will receive all payments from subscribers and be responsible for all billing, collection, and bad debt recovery. Further, AGENT agrees to maintain at all times, and to furnish CARRIER not later than the Tenth (10th) day of each month, a current list of all subscribers it places on CARRIER'S systems, identifying each subscribers name, business, address and telephone number. CARRIER shall not be obligated to provide service to any subscriber whose name, business, address and telephone number is not so provided. AGENT agrees to deliver promptly to CARRIER, upon CARRIER's request, any and all records necessary for CARRIER to audit AGENT's billable subscribers. CARRIER will not, during the term of this Agreement or any extension thereof, knowingly solicit any subscriber placed on the system by AGENT. AGENT will not, during the term of this Agreement or any extension thereof, knowingly solicit any subscriber placed on the system by CARRIER.

     13. AGENT will remit to CARRIER the total amount of monies due hereunder for each monthly period in accordance with the formula established in Exhibit B attached hereto and made a part hereof. Said monies shall be paid by the AGENT to CARRIER by the Tenth (10th) day of each month, whether such money has been collected by AGENT or not.

     14. CARRIER may, subject to all required regulatory approvals, change, delete or modify any rate, charge, category or classification contained in Exhibit B should CARRIER in its sole discretion deem such amendment appropriate. CARRIER will give AGENT written notice for Nationwide no later than thirty (30) days and for local, statewide and regional no later than sixty (60) days prior to the effective date of any such amendment and all radio communication service provided to subscribers secured by AGENT shall conform with the terms of such amendment.

     15. It is understood that the ultimate control and responsibility for the standard and quality of service required under the provisions of any license issued by the FCC to CARRIER as well as any Certificate of Public Convenience and Necessity issued to CARRIER by any state PUC shall be retained, rest and remain the prerogative and obligation solely of the CARRIER. No provision of this Agreement shall be construed as vesting in the AGENT any control whatsoever of the radio communication facilities and operations of the CARRIER. CARRIER shall make every reasonable effort to provide continuous, uninterrupted and errorless service to subscriber but its liability for failure to do so shall be limited and in no event shall exceed one month's dispatch fees.

     16. Notwithstanding anything herein to the contrary, it is understood that the CARRIER will maintain day-to-day control, operation, and supervision of all station facilities in the provision of CARRIER's service. To that end, AGENT shall promptly, upon the day of receipt, report to CARRIER any complaints received from subscribers relating to the service provided by CARRIER.

     17. AGENT's subscriber contracts and invoices shall include the words, "Signal transmission and interconnection services provided by Satellink Paging Inc." The contract shall also state that the service is licensed by the FCC and authorized by the PUC (if applicable) and is provided in compliance with the rules and regulations of such agency(ies).

     18. In order to insure the compatible initiation of service to subscribers obtained directly by employees of CARRIER and those subscribers placed on CARRIER's service through the efforts of AGENT, CARRIER shall coordinate the assignment of all related code numbers, phone numbers, identification numbers, etc. AGENT shall be liable for payment of related charges for all numbers for a minimum of thirty (30) days. Thereafter, AGENT shall give CARRIER a thirty
(30) day deactivation notice prior to CARRIER deactivating a nationwide code number and a twenty-four (24) hour notice prior to CARRIER deactivating a code number for any service other than nationwide.

     19. (a) An AGENT'S application for, or AGENT's receipt of, through application or acquisition, a license or grant for authority, from either the FCC or the PUC, to provide, in CARRIER's Market Area, similar services to those provided by CARRIER shall be deemed a competitive act, inconsistent with the intent of this Agreement and may cause this Agreement to be canceled immediately at the sole discretion of CARRIER.

          (b) Should AGENT apply with CARRIER to distribute CARRIER's services in territories within CARRIER's Market Area other than described in Exhibit A and, at which time, CARRIER is not able to supply said services, AGENT may contract with another service provider within said territory to supply those services. Otherwise, during the term of this Agreement and any extension thereof AGENT shall not become a radio common carrier, private carrier or enter a similar Agreement with another radio common carrier or private carrier, or enter into any Agreement to market or in any way service another radio common carrier or private carrier's service in CARRIER's Market Area. Upon termination of this Agreement for any reason except for the provisions under Sub-paragraph 25 (c), AGENT agrees that for a period of Two (2) years from the date of such termination, it will not become a radio common carrier, private carrier, or enter into a similar Agreement with another radio common carrier or private carrier, or enter into any Agreement to market or in any way service another radio common carrier or private carrier service in CARRIER's Market Area, and will not directly or indirectly solicit for communications service of the type provided under this Agreement subscribers within the Market Area covered by this Agreement.

     20. AGENT shall not make any representations or warranties either expressed or implied in regard to any services provided by CARRIER except as provided herein. AGENT shall refer subscriber complaints to CARRIER in the event of any questions concerning rules, regulations, conditions of service.

     21. CARRIER reserves the right to promote and sell the same equipment, products and supporting services as the AGENT to customers directly or through its regularly employed sales force (including independent contractors) and CARRIER shall not be liable to AGENT for a commission or damages in lieu thereof on any such sale or lease by CARRIER.

     22. (a) CARRIER reserves the right, but not the obligation, to appoint other agents in a similar capacity within the territory described in Exhibit A.

          (b) CARRIER reserves the right to appoint agents in a similar capacity within CARRIER's Market Area other than the territory described in Exhibit A. AGENT is eligible to apply to become an agent in areas where CARRIER elects to appoint agents on a non-exclusive basis within CARRIER's Market Area.

     23. AGENT's subscribers shall be prohibited from resale of CARRIER's services. AGENT is prohibited from enlisting "Sub-Agents" to act on AGENT's or CARRIER behalf.

     24   It is agreed that AGENT's relationship to CARRIER is that of independent contractor and that no other relationship is intended or created between the parties hereto. Nothing in this Agreement shall be construed so as to make AGENT an employee of CARRIER. Except as specifically provided in this Agreement CARRIER shall not have the right to control AGENT'S method of operation, the business organization of AGENT, its promotional activities, management, marketing plan or business affairs.

     25.  (a)   This Agreement shall become effective upon the date set forth above and shall remain in effect for Five (5) years. AGENT may at its option, extend this Agreement for One (1) successive five (5) year term by giving notice of such extension to CARRIER no more than One Hundred Eighty (180) days and not less than Ninety (90) days prior to the end of a term; provided, however, that this Agreement or any successive Agreement may be terminated at any time (i) by an order of any regulatory commission having jurisdiction thereof or (ii) by CARRIER as to all or any portion of the radio communications services to be provided by CARRIER hereunder, in the event CARRIER elects to discontinue providing such services within all or any part of the territory described in Exhibit A. In respect to CUE Nationwide services, CARRIER will provide such service to AGENT as provided to CARRIER and under the same terms as set forth in CARRIER's Affiliation Agreement with CUE Paging Corporation.

          (b) If AGENT violated any provisions of this Agreement or fails to perform any obligation hereunder and does not forthwith correct any such violation upon being given Thirty (30) days written notice by CARRIER of such violation or if such violation is willful, then CARRIER shall the right of cancellation of this Agreement by giving AGENT Sixty (60) days prior written notice. If AGENT does not, after prior written notice, conform his service to CARRIER's reasonable instructions in all other respects provided for herein, then CARRIER shall also have the right of cancellation of this Agreement upon giving AGENT written notice thereof.

          (c) If CARRIER violates any provision of provisions of this Agreement or fails to perform any obligation hereunder and does not forthwith correct any such violation upon being given Thirty (30) days written notice by AGENT of such violation or if such violation is willful, then AGENT shall have the right of cancellation of this Agreement by giving CARRIER prior written notice of not less than sixty (60) days nor more than One Hundred Eighty (180) days of AGENT's intention to do so.

          (d) If AGENT fails to pay to CARRIER charges as specified in Paragraph 12, CARRIER shall have the right to cancel this Agreement by giving Thirty (30) days prior written notice to AGENT, and in such event CARRIER shall have the right to continue to extent service to subscribers placed on the system by AGENT and to collect from such subscribers the applicable charge or charges thereof, such subscribers shall become CARRIER's customers should AGENT not cure such default by bringing its account current during the thirty (30) day notice period. Provided however, that AGENT shall have the right during the Thirty (30) day notice period to cure such default by bringing its account current, and, in which event, the contact will continue in force.

     26. Upon notice of termination of this Agreement, for reason as provided in Sub-paragraph 25(a) or 25(b) or 25(c) other than by order of any State or Federal regulatory commission or by CARRIER's discontinuance of services, AGENT shall have the right during the respective notice period to sell and transfer its equipment and customer contracts to any third party, or to otherwise arrange for service to its customers provided, however, CARRIER shall have the right for a period of Thirty (30) days after written notice to it of such proposed sale and transfer to meet any third party's bonafide offer and to acquire such equipment and contracts itself. If, however, on the expiration of the respective notice period AGENT has not received a bonafide offer for its equipment and customer contracts, or has otherwise been unable to assure uninterrupted service to such customers, then, in such events, AGENT shall, at CARRIER's option, sell, assign, and transfer free and clear of all encumbrances and CARRIER shall purchase all of AGENT's customer contracts and equipment owned by AGENT on the following terms:

          a. Closing to be not more than Thirty (30) days from expiration of the respective notice.

          b. Equipment owned by AGENT shall be sold and purchased for a cash sum equal to the net book value thereof as of the last day of the calendar month next preceding closing, applying depreciation on a straight line basis over Forty-Eight (48) months.

          c. All Class B customer contracts shall be assigned and transferred to CARRIER at no charge to CARRIER. All Class A customer contracts of those customers whose accounts are current, i.e., not more than Twenty (20) days past due at closing, shall be sold and purchased for: (1) [***] Dollars per unit in service upon termination of this Agreement for any reason as provided in Sub-paragraph 25(c); or (2) [***] Dollars per unit in service upon termination of this Agreement for any reason as provided in Sub-paragraph 25(a) or 25(b).

          d. Customer contracts of those customers not current, i.e., Twenty-one (21) or more days past due at closing, shall be transferred and assigned to CARRIER at closing. AGENT and CARRIER agree to cooperate and make every good faith effort to bring such accounts current, partial payments, if any, to be applied in total to the oldest invoices. As and when such accounts are brought current, CARRIER will pay to AGENT in cash the amounts described in Sub-paragraph 26(c). Such payment to be made each month for all accounts brought current during the preceding calendar month. CARRIER, however, reserves the right, in its discretion and at any time to terminate service to any such customer for nonpayment of account. AGENT will not receive payment for any customer whose account is not brought current within ninety (90) days from closing. AGENT will be liable for all airtime and service rental charges through closing. AGENT will be liable for the replacement of Class B customer equipment out to any customer whose account is not brought current within ninety (90) days from closing.

     e. AGENT will be entitled to receive all monies paid by subscribers placed on the system by AGENT for service rendered to and including close of business on the day next preceding closing, irrespective of which party may collect such funds.

    27. (a) Notwithstanding any of the provisions of this Agreement to the contrary, AGENT will indemnify CARRIER and save CARRIER harmless from and against any and all claims, actions, damages, consequential damages, liabilities and expenses occasioned wholly, or in part, by any act or omission of AGENT, its agents or employees. In case CARRIER shall, without fault on its part, be made a party to any litigation commenced by or against AGENT, then AGENT shall protect and hold CARRIER harmless, and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by CARRIER in connection with said litigation.

          (b) Notwithstanding any of the provisions of this Agreement to the contrary, CARRIER will indemnify AGENT and save AGENT harmless from and against any and all claims, actions, damages, consequential damages, liabilities and expenses occasioned wholly, or in part, by any act or omission of CARRIER, its agents or employees. In case AGENT shall, without fault on its part, be made a party to any litigation commenced by or against CARRIER, then CARRIER shall protect and hold AGENT harmless, and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by AGENT in connection with said litigation.

          (c) AGENT agrees to maintain in effect during the term of this Agreement, a liability insurance policy with a reputable carrier with limits of no less than [***] per occurrance naming CARRIER as an additional insured.

    28. Neither shall AGENT's interest herein, nor any part of it, be transferred or assigned by AGENT without the prior and expressed written consent thereto by CARRIER. Subject to the provisions of this paragraph, the Agreement shall be binding upon and inure the benefit of the parties, their successors, permitted transferees and assigns.
                                      -9-

     29. This Agreement incorporates by reference the standards for non-discriminatory service established by the FCC and binds AGENT to adhere to these standards in all practices and activities undertaken pursuant to this Agreement.

     30. Any notice, request, instruction, legal process, or other document to be given hereunder shall be in writing and shall be delivered by registered mail, return receipt requested, as set forth below:

     If to CARRIER:     President
                        SATELLINK PAGING INC.
                        12 Perimeter Center East
                        Suite 1200
                        Atlanta, GA 30346

     If to AGENT:       SOUTHERN CONNECTIONS, INC.
                        -----------------------------
                        509 South 7th Street
                        -----------------------------
                        P.O. Box 167
                        -----------------------------
                        Opelika, AL 36801
                        -----------------------------
                        _____________________________

     31. It is understood and agreed by the parties hereto that this instrument constitutes the entire Agreement between the parties hereto and supercedes all prior or contemporaneous Agreements, written or oral of every sort.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.

CARRIER:                                  AGENT:

SATELLINK PAGING INC.                     SOUTHERN CONNECTIONS

BY: /s/ Jerry W. Mayfield                 BY: /s/ Rose Anne Hurd
   --------------------------------          ----------------------------
PRINT NAME:  Jerry W. Mayfield            PRINT NAME: Rose Anne Hurd
           ------------------------                  --------------------
TITLE: Executive Vice President           TITLE: President
       ----------------------------             -------------------------

EXHIBIT A

                         DISTRIBUTION AGENCY AGREEMENT

                                AGENT TERRITORY

AGENT'S TERRITORY SHALL CONSIST OF THE GEOGRAPHIC AREA PRESENTLY MARKETED BY AGENT'S SALES OFFICES LOCATED IN:

OPELIKA               AL
LAGRANGE              GA
WEST POINT            GA
FIVE POINTS           AL
LAFAYETTE             AL
ALEXANDER             AL
DADEVILLE             AL
LANETT                AL
AUBURN                AL
NOTASULGA             AL
TUSKEEGEE             AL
HURTSBORO             AL
CRAWFORD          COUNTY, AL
AUTAUGA           COUNTY, AL
BULLOCK           COUNTY, AL
CRENSHAW          COUNTY, AL
ELMORE            COUNTY, AL
LOWNDES           COUNTY, AL
MACON             COUNTY, AL
MONTGOMERY        COUNTY, AL
PIKE              COUNTY, AL

AGENT'S MARKETING EFFORTS SHALL BE CONFINED TO THE STATES OF ALABAMA AND
GEORGIA.

EXHIBIT B
---------

                       DISTRIBUTION AGENT RATE SCHEDULE
                       --------------------------------
                            Effective March 1, 1991



The following Airtime dispatch charges and charges for related services shall apply (monthly per pager):

                                             1001-
Airtime Volume Dispatch:           0-1000    3000      3000+
                                   ------    -----     -----
(Includes Atlanta or Macon DID)

+Regional Numeric Display           [***]    [***]     [***]
 Nationwide Numeric Display         [***]


Additional Services (Effective January 1, 1991):

*"1-800 DID" (Georgia Statewide Only)
   -Includes *** accesses           [***]
   -Per access over                 [***]
*"1-800 Regional Access"
   -Includes *** accesses           [***]
   -Per access over                 [***]

Multiple Address                    [***]
Group Call
  Regional                          [***]
  Nationwide                        [***]
**Pager Activation
   -Nationwide Only                 [***]



 *1-800 overcalls are based on the aggregate amount of accesses above 40 assesses per 1-800 subscriber

**One time only charge

 +Regional coverage:
   - Georgia Region - Alabama, Georgia, Florida, South Carolina, North Carolina
   - Alabama Region - Alabama, Mississippi, Tennessee, Georgia, Florida

AGENT airtime volume price breaks shall be based on the cumulative number of subscribers placed by AGENT on CARRIER's regional and nationwide services.

                                               0-250   251-1000    1000+
                                               -----   --------    -----
*Sale of Equipment (Annual Contract Volume):
     Mobira MBS-88                             [***]     [***]     [***]
          -All Mobira equipment includes a
           one (1) year warranty.

For sales demonstration purposes, CARRIER will provide to AGENT regional access codes and nationwide access codes at CARRIER's cost from CUE, presently $[***] per month per regional access code and $[***] per month per Nationwide access code, plus 1-800 charges. The number of demo codes provided will equal the number of sales personnel employed by AGENT.

Should CARRIER receive a rate increase from CUE Paging Corporation or its telephone carrier, AGENT's rate may be increased in direct proportion to CARRIER's increase.

*Any future price breaks made available to CARRIER will be directly passed on to AGENT. AGENT will be required to execute an ANNUAL VOLUME EQUIPMENT PURCHASE AGREEMENT. Should AGENT not meet the volume requirements of the Agreement, the difference in the respective volume price agreed to and the price of the volume actually purchased will be retroactively charged to AGENT.

[***]Pricing information has been omitted from this schedule and from the form of Distribution Agency Agreement pursuant to a confidential treatment request filed with the Commission.

                           Schedule to Exhibit 10.18

     The Company has entered into Distribution Agency Agreements with each of Page South and ProPage, Inc. Each of these Distribution Agency Agreements is substantially identical in all material respects except as to the parties thereto, the dates of election and pricing information contained therein. The material details in which such details differ from the Distribution Agency Agreement filed as Exhibit 10.18 are as follows:

Contracting Party                       Date                     Pricing
-----------------                       ----                     -------
Page South                        May 1, 1989                       *
ProPage, Inc.                     October 29, 1989                  *

* Pricing information has been omitted from this Schedule and from the form of Distribution Agency Agreement pursuant to a confidential treatment request filed with the Commission.